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                      RMR HOSPITALITY AND REAL ESTATE FUND

              AMENDMENT NO. 1 TO AGREEMENT AND DECLARATION OF TRUST


AMENDMENT NO. 1, dated as of April 2, 2004 to the Agreement and Declaration of Trust of the RMR Hospitality and Real Estate Fund dated as of January 27, 2004.

     Section 2(f) of the Trust's Agreement and Declaration of Trust is replaced in its entirety with the following text:

          (f) "RMR Advisors" means RMR Advisors, Inc., the Trust's investment advisor, or any successor investment advisor to the Trust;

     IN WITNESS WHEREOF, RMR Hospitality and Real Estate Fund has caused this Amendment to be executed by its duly authorized officer as of the day and year first above written.

                                            RMR HOSPITALITY AND REAL ESTATE FUND


                                            /s/ Thomas M. O'Brien
                                            ---------------------
                                            Thomas M. O'Brien
                                            President